UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 1, 2009

CHINA NUTRIFRUIT GROUP LIMITED
(Exact name of registrant as specified in its charter)

Nevada	002-93231-NY	87-0395695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang China 163316
(Address of principal executive offices, including zip code)

(86) 459-8972870
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

SECURITIES PURCHASE AGREEMENT

On September 30, 2009, China Nutrifruit Group Limited, a Nevada corporation (the "Company"), entered into a securities purchase agreement (the "Purchase Agreement") with certain accredited investors ("Investors") and effected the initial closing of the purchase and sale of 359,502 units (the "Unit") at a purchase price of $33.00 per Unit. Each Unit consists of one share of the Company’s newly-designated Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock") and one warrant (the "Warrant") to purchase 2.5 shares of the Company’s common stock, par value $.001 per share (the "Common Stock"). The Series A Preferred Stock is convertible into ten shares of the Company’s Common Stock (subject to customary adjustments) and the Company is obligated to register the underlying shares of Common Stock within a pre-defined period. In connection with the initial closing of the offering, the Company raised approximately $11.86 million and may raise a total of up to $18 million from additional sales of Units on or before November 14, 2009.

The Warrants are immediately exercisable at a per share price of $3.30 (subject to customary adjustments) and have a term of four years.

CERTIFICATE OF DESIGNATION

In connection with the Series A financing, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of the Series A Convertible Preferred Stock (the "Certificate of Designation") on September 30, 2009. A summary of the Certificate of Designation is set forth below:

Ranking. With respect to rights upon liquidation, winding-up or dissolution, the Series A Preferred Stock ranks senior to the Company’s Common Stock and any other classes or series of stock of the Company not designated as ranking senior to or pari passu with the Series A Preferred Stock.

Voting. The holders of the Series A Preferred Stock will vote on an "as converted" basis, together with the Common Stock, as a single class, in connection with any proposal submitted to the Company’s stockholders, except as required by Nevada law.

Conversion. Shares of the Series A Preferred Stock are optionally convertible into fully paid and non-assessable shares of Common Stock at a conversion rate calculated by dividing (A) $33.00 per share (the "Liquidation Preference Amount") by (B) the conversion price, which is initially $3.30 per share, subject to adjustment as provided in the Certificate of Designation. Initially, each share of Series A Preferred Stock is convertible into 10 shares of Common Stock.

Mandatory Conversion. The Company has the right to convert outstanding Series A Preferred Stock into shares of Common Stock upon (i) the closing of a sale by the Company of shares of the Common Stock in a registered public offering in which the Company sells shares of its stock in exchange for at least $10 million in gross proceeds and the holders of the Series A Convertible Preferred Stock are able to offer and sell at least 50% of the Common Stock that would be received upon such mandatory conversion ("Qualified Sale") or (ii) when the average of the daily closing price of the Common Stock for at least 30 consecutive trading days is not less than $4.25 and the daily trading volume during each of those 30 trading days exceeds 75,000 shares (a "Market Forced Conversion," and collectively with a Qualified Sale, a "Forced Conversion"). The conversion rate to be applied in effecting a Forced Conversion is calculated by dividing the Liquidation Preference Amount per share by $2.75 (in the event of a Qualified Sale) or $3.30 (in the event of a Market Forced Conversion), as the case may be, subject to adjustment as provided in the Certificate of Designation. In addition, in connection with a Qualified Sale Forced Conversion, the Company will pay to the holder for each share of Series A Preferred Stock so converted a per share amount equal to seven percent (7%) of the original issue price plus all accrued and unpaid dividends.

Dividends. Each share of Series A Preferred Stock will be entitled to receive cumulative dividends at the annual rate of 7% on the Liquidation Preference Amount thereof. Such dividends will be payable annually on September 1 beginning with the first such date after September 30, 2009 and any optional conversion date in cash.

Liquidation. In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding will be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $33.00 per share plus accrued but unpaid dividends, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class or series of stock issued by the Company not designated as ranking senior to or pari passu with the Series A Preferred Stock in respect of the right to participate in distributions or payments upon a liquidation event.

Redemption. At any time on or after less than 10% of the originally issued shares of Series A Preferred Stock shall remain outstanding and subject to the satisfaction of certain conditions, the Company has the option to redeem all shares of Series A Preferred Stock then outstanding at a price equal to one hundred and one percent (101%) of the Liquidation Preference Amount, plus any accrued and unpaid dividends. A holder of then outstanding Series A Preferred Stock may also, upon the satisfaction of the foregoing conditions and at the option of such holder, request the Company to redeem all or any of its shares of Series A Preferred Stock at the same price.

CLOSING ESCROW AGREEMENT

In connection with the Purchase Agreement, the Company entered into a closing escrow agreement (the "Closing Escrow Agreement") with the Investors and Securities Transfer Company, as escrow agent ("STC"), pursuant to which the parties agreed to deposit the investment amount received from the Investors into escrow to be released upon the occurrence of the events set forth in the Closing Escrow Agreement. In addition, the Company agreed that 7% of the aggregate investment amount will be deposited at the closing of the offering with STC and be distributed to the Investors for the payment of dividend on September 1, 2010, subject to terms in the Closing Escrow Agreement.

This brief description of the terms of the Certificate of Designation, Warrant, Securities Purchase Agreement, and Closing Escrow Agreement is qualified by reference to the provisions of the forms of agreements attached to this report as Exhibits 3.1, 4.1, 10.1 and 10.2.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 is incorporated herein by reference in its entirety into Item 3.02.

WLT Brothers Capital, Inc. and Euro Pacific Capital, Inc. acted as the Company’s placement agents ("Placement Agents") in connection with the offering of the Units. As compensation for their services, the Placement Agents received a cash fee equal to 830,200, representing 7% of the gross proceeds received from the offering. The Placement Agents also will receive warrants to purchase up to 6% of the shares of Common Stock underlying the Series A Preferred Stock purchased by the Investors. The warrants will have substantially the same term as the Warrants.

The issuance of the Units to the Investors was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act"), for the offer and sale of securities not involving a public offering, Regulation D and Regulation S promulgated thereunder. None of the Units, the Series A Preferred Stock, the Warrants and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants have been registered under the Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

ITEM 3.03.

MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS.

The information disclosed under Item 1.01 of this report under the heading "Certificate of Designation" is incorporated into this Item 3.03 in its entirety.

ITEM 5.03.

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In accordance with the Company’s Articles of Incorporation, which authorizes the Company to issue shares of Preferred Stock with rights, preferences and designations as determined by the Company’s Board of Directors, the Company filed with the Nevada Secretary of State a Certificate of Designation for the shares of Series A Preferred Stock. The rights and preferences of the Series A Preferred Stock are summarized under Item 1.01 of this report under the heading "Certificate of Designation" and incorporated into this Item 5.03 in its entirety.

ITEM 8.01.

OTHER EVENTS.

On October 1, 2009, the Company issued a press release announcing the initial closing of the offering of the Units. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement, dated September 30, 2009, by and among the Company and the investors named therein.

10.2	Form of Closing Escrow Agreement, dated September 30, 2009, by and among the Company, Securities Transfer Corporation and investors named therein.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, in the City of Daqing, China on October 1, 2009.

China Nutrifruit Group Limited

/s/ Jinglin Shi
Jinglin Shi
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement, dated September 30, 2009, by and among the Company and the investors named therein.

10.2	Form of Closing Escrow Agreement, dated September 30, 2009, by and among the Company, Securities Transfer Corporation and investors named therein.

99.1	Press Release